Exhibit 4(d)-6

FIFTH SUPPLEMENTAL INDENTURE

Dated as of January 2, 2019

FIFTH SUPPLEMENTAL INDENTURE, dated as of January 2, 2019, among Western Power Distribution plc, a company incorporated under the laws of England and Wales (“WPD” or the “Remaining Obligor”), PPL UK Distribution Holdings Limited (“PUDHL”), PPL UK Management Partners (“PLUMP”, and together with PUDHL, the “Assigning Obligors”), PPL UK Resources Limited (“PLURL” or the “New Obligor”), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a New York banking corporation, as Trustee under the Indenture, as defined below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, WPD Holdings UK (the “Original Issuer”) has heretofore executed and delivered to the Trustee an indenture dated as of March 16, 2001 (as supplemented and amended, the “Indenture”), to provide for the issuance by it of its indebtedness;
WHEREAS, the Original Issuer has heretofore executed and delivered to the Trustee a first supplemental indenture dated as of March 16, 2001, to create multiple series of securities to be issuable under the Indenture, including one series of the Original Issuer’s 7.375% Notes Due 2028 (the “Securities”);
WHEREAS, the Original Issuer and PUDHL (formerly PPL WW Holdings Limited (formerly known as Western Power Distribution Holdings Limited)), have heretofore executed and delivered to the Trustee a second supplemental indenture dated as of January 30, 2003, to convey and transfer the Original Issuer’s properties and assets substantially as an entirety under the Indenture, the Securities and all other documents, agreements and instruments related thereto to PUDHL, as the successor entity, which thereby expressly assumed the Original Issuer’s applicable obligations on the Securities;
WHEREAS, PUDHL and WPD have heretofore executed and delivered to the Trustee a third supplemental indenture dated as of October 31, 2014, under which WPD assumed, as full and equal co-obligor of PUDHL, all of PUDHL’s obligations under the Indenture and the Securities, and the performance or observance of every covenant of the Indenture and the Securities to be performed or observed;
WHEREAS, PUDHL, WPD, and PLUMP, have heretofore executed and delivered to the Trustee a fourth supplemental indenture dated as of December 1, 2016, under which PLUMP assumed, as full and equal co-obligor of PUDHL and WPD, all of PUDHL’s and WPD’s obligations under the Indenture and the Securities, and the performance or observance of every covenant of the Indenture and the Securities to be performed or observed;
WHEREAS, pursuant to Article One of this Fifth Supplemental Indenture, PLURL will assume, as full and equal co-obligor of WPD, all of the Remaining Obligor’s obligations under the Indenture and the Securities, and the performance or observance of every covenant of the Indenture and the Securities to be performed or observed;
WHEREAS, pursuant to the internal reorganization plan of the group of companies of which the Remaining Obligor, the Assigning Obligors, and the New Obligor are members, and in accordance with

Article VIII (Section 801) and Article IX (Section 901) of the Indenture, PLURL, as a person that owns all of the ordinary shares of PUDHL, will assume by this Fifth Supplemental Indenture, as successor entity to PUDHL, all of its rights and obligations under the Indenture, the Securities, any supplemental indenture relating to the Securities, and all other documents, agreements, and instruments related thereto (the “PUDHL Transfer”). In addition, in accordance with Article VIII (Section 801) and Article IX (Section 901) of the Indenture, PLURL, as a person that owns all partnership interests in PLUMP, will assume by this Fifth Supplemental Indenture, as successor entity to PLUMP, all of its rights and obligations under the Indenture, the Securities, and any supplemental indenture relating to the Securities, and all other documents, agreements, and instruments related thereto (the “PLUMP Transfer” and together with the PUDHL Transfer, the “Succession”).
WHEREAS, pursuant to Article VIII and Article IX of the Indenture, the Remaining Obligor, the Assigning Obligors, the New Obligor, and the Trustee may enter into this Fifth Supplemental Indenture; and
WHEREAS, all other acts necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument, and all of the conditions and requirements set forth in the Indenture, have been performed and fulfilled and the execution and delivery of this Fifth Supplemental Indenture have been in all respects duly authorized.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Remaining Obligor, the Assigning Obligors, the New Obligor, and the Trustee hereby agrees for the other parties’ benefit, and for the equal ratable benefit of the Holders, as follows:
ARTICLE ONE
ASSUMPTION OF OBLIGATIONS BY NEW OBLIGOR
Section 1.01    ASSUMPTION OF OBLIGATIONS BY NEW OBLIGOR. Each Assigning Obligor hereby agrees to assign and delegate all of its rights and obligations in relation to the Succession. The New Obligor hereby agrees that as of the date hereof, it expressly, and without any further action being necessary, assumes all of the Remaining Obligor’s and Assigning Obligors’ obligations under the Indenture and the Securities, and the due and punctual performance and observance of all the covenants and conditions to be performed or observed by the Remaining Obligor pursuant to the Indenture and the Securities in accordance with Section 801 of the Indenture, as if originally named the Company under the Indenture.
Section 1.02    WAIVER OF DISCHARGE OF OBLIGATIONS BY THE REMAINING OBLIGOR. The Remaining Obligor hereby agrees to waive the automatic release of its obligations under Section 801 of the Indenture; furthermore, the Remaining Obligor hereby agrees to waive the discharge under Section 802 of the Indenture of its obligations under the Indenture and the Securities; and without any further action being necessary, hereby reaffirms and agrees to comply with its obligations as the Company under the Indenture and the Securities and the due and punctual performance and observance of all the covenants and conditions to be performed or observed pursuant to the Indenture and the Securities in accordance with the Indenture.
Section 1.03    CO-OBLIGORS. Each of the Remaining Obligor and New Obligor hereby agrees to act as co-obligors, jointly and severally, and fully and unconditionally liable on the Securities; each shall be considered for purposes of the Indenture to be the issuer of the Securities; and the Indenture and the

Securities shall be construed and/or deemed amended in light of, and in order to give full effect to, the foregoing.
ARTICLE TWO
MISCELLANEOUS
Section 2.01    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
Section 2.02    EXECUTION AS SUPPLEMENTAL INDENTURE. This Fifth Supplemental Indenture is executed as and shall constitute an Indenture supplemental to the Indenture, and the Indenture and this Fifth Supplemental Indenture shall form a part of the Indenture.
Section 2.03    CONFIRMATION. The Indenture as amended and supplemented by this Fifth Supplemental Indenture is in all respects confirmed and preserved.
Section 2.04    COUNTERPARTS. This Fifth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
Section 2.05    EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 2.06    SEPARABILITY CLAUSE. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 2.07    GOVERNING LAW. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 2.08    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture or the statements made in the recitals of this Fifth Supplemental Indenture.
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IN WITNESS WHEREOF, the parties hereof have caused this Fifth Supplemental Indenture to be duly executed by their respective officers or directors duly authorized thereto, all as of the day and year first above written.

Western Power Distribution plc

By:	I. R. Williams
Name:	Ian Robert Williams

PPL UK Resources Limited

By:	I. R. Williams
Name:	Ian Robert Williams
Title:	Director

PPL UK Distribution Holdings Limited

By:	I. R. Williams
Name:	Ian Robert Williams
Title:	Director

PPL UK Management Partners

By:	I. R. Williams
Name:	Ian Robert Williams
Title:	Director

Deutsche Bank Trust Company Americas,
as Trustee

By: Deutsche Bank National Trust Company

By:	Debra Schwalb
Name:	Debra A. Schwalb
Title:	Vice President

By:
Name:	Irina Golovashchuk
Title:	Irina Golovashchuk
Vice President